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                                  EXHIBIT 99.2
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                                                                    EXHIBIT 99.2

               NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON
                 STOCK OF GLOBALSTAR TELECOMMUNICATIONS LIMITED
                 SUBSCRIBED FOR PURSUANT TO THE RIGHTS OFFERING

             GLOBALSTAR TELECOMMUNICATIONS LIMITED RIGHTS OFFERING

     As set forth in the Prospectus dated March   , 1997 (the "Prospectus") of
Globalstar Telecommunications Limited (the "Company") under "The Rights Offerings -- Exercise of Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for shares of Common Stock of the Company, subscribed for by exercise of Rights pursuant to the Rights Offering. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be
received prior to 5:00 p.m. New York City time on April   , 1997 (the
"Expiration Date")*. The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286

           BY MAIL:                FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT COURIER:
                                 (for Eligible Institutions
                                            Only)
 Tender & Exchange Department                                  Tender & Exchange Department
        P.O. Box 11248                 (212) 815-6213               101 Barclay Street
     Church Street Station                                      Receive and Deliver Window
 New York, New York 10286-1248                                   New York, New York 10286

                           THE INFORMATION AGENT IS:

                            W.F. DORING & CO., INC.
                                 150 BAY STREET
                                   8TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302

                                 (888) 330-5511

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
    INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                  ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     The member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or correspondent in the U.S. which completes this form must communicate the guarantee and the number of shares subscribed for under the Rights Offering to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription
Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

---------------

* Unless extended by the Company.                                    (CONTINUED)
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LADIES AND GENTLEMEN:

     The undersigned hereby represents that he or she is the registered holder
of Subscription Certificate(s) representing           Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or
before 5:00 p.m. New York City time, on April   , 1997. Upon the terms and
subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Right to subscribe for one share of Common Stock per whole Right with respect to each of
          Rights represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $26.50 per share for each share of Common Stock subscribed for pursuant to the Rights must be received by
the Subscription Agent at or before 5:00 p.m. New York City time, on April   ,
1997, and represents that such payment in the aggregate amount of $
either (check appropriate box):

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
[  ] is being delivered to the Subscription   [  ] has been delivered separately to the
  Agent herewith; or:                         Subscription Agent; and is being or was
                                              delivered in the manner set forth below
                                              (check appropriate box and complete
                                              information relating thereto):

[  ] wire transfer of funds

-- name of transferor institution
--------------------------------------------------------------------------------

-- date of transfer
--------------------------------------------------------------------------------

-- confirmation number, if available
--------------------------------------------------------------------------------

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such method are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payments are made by such date.)

[  ] certified or cashier's check

[  ] money order

-- name of maker
--------------------------------------------------------------------------------

-- date and number of check or money order
--------------------------------------------------------------------------------

-- bank on which check is drawn or issuer of money order
--------------------------------------------------------------------------------

Signature
--------------------------------------------------------------------------------

Name(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

     If signature is by a trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated below.)

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Tel. No(s).
--------------------------------------------------------------------------------

Subscription Certificate No(s). (if available)
--------------------------------------------------------------------------------

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

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or correspondent in the U.S. guarantees delivery of payment to the Subscription Agent by the close of business (5:00
p.m., New York City time) on the third business day after the Expiration Date
(April   , 1997, unless extended) of (i) a properly completed and executed
Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for pursuant to the Rights Offering, if applicable, as subscription for such shares is indicated herein or in the Subscription
Certificate.

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
Number of Subscription Shares
  for Which You are Guaranteeing
  Delivery of Rights and Payment:     -------------------------------------

Number of Rights to be Delivered:     -------------------------------------

Total Subscription Price
  Payment to be delivered:            -------------------------------------


--------------------------------------------    --------------------------------------------
Name of Firm                                    Authorized Signature

--------------------------------------------    --------------------------------------------
Address                                         Title

--------------------------------------------    --------------------------------------------
Zip Code                                        Name (Please Type or Print)

--------------------------------------------
Name of Registered Holder (If Applicable)

--------------------------------------------    --------------------------------------------
Telephone Number                                Date

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription certificate(s) and the payment referenced above to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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